SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4) Date Filed:
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

The following is the text of advertisements prepared by ICN
Pharmaceuticals, Inc. and appearing in the Monday April 8, 2002 edition of Barron's.

                         [Logo of ICN Pharmaceuticals]

                           ICN Pharmaceuticals, Inc.

                      ICN's Stock Outperforms Major Indexes:

                    (For the 12 month period ending 3/20/02)*

                   o Drug Industry by......................42%
                   o DJIA(R)by.............................30%
                   o S&P MidCap Pharm by...................28%
                   o S&P 500 by............................38%
                   o NASDAQ by.............................40%
                   o Russell 1000 by.......................37%


                          Delivering Shareholder Value



*Source: Bloomberg, March 20,2002

DJIA(R) Dow Jones Industrial Average is a trademark of Dow Jones L.P.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 4, 2002.

This contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

                       [Logo of ICN Pharmaceuticals]
                         ICN Pharmaceuticals, Inc.

                        Delivers Record 4th Quarter
                         and Full Year Results 2001

             o Record 4Q Revenues..................$262 million
             o Record 4Q Operating Income..........$ 78 million
             o Record 4Q Royalties ................$ 54 million
             o Record Full Year Revenues ..........$858 million
             o Record Full Year Pre-Tax Income.....$144 million


                          Delivering Shareholder Value



ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 4, 2002.

This contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.